                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Loudeye Technology, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                     [LOGO OF LOUDEYE TECHNOLOGIES, INC.]
                             Times Square Building
                           414 Olive Way, Suite 500
                               Seattle, WA 98101

                   Notice of Annual Meeting of Stockholders
                            To Be Held May 17, 2001

   On Thursday, May 17, 2001, Loudeye Technologies, Inc., a Delaware corporation (the "Company"), will hold its Annual Meeting of Stockholders at The W Hotel Seattle, 1112 Fourth Avenue, Seattle, WA 98101. The meeting will begin at 2:00 p.m. local time.

   Only stockholders who owned stock at the close of business on April 3, 2001 can vote at this meeting or any adjournment that may take place. At the meeting we will:

  .  Elect two Directors to serve until the next Annual Meeting.

  . Ratify the appointment of Arthur Andersen LLP as our independent accountants for the year ending December 31, 2001.

  .  Transact any other business properly brought before the Annual Meeting.

   You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

   Our Board of Directors recommends that you vote in favor of each of the proposals outlined in this Proxy Statement.

   We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ Meena Kang Latta

                                          Meena Kang Latta
                                          Secretary, Vice President and
                                           General Counsel

Seattle, Washington
April 11, 2001


                            YOUR VOTE IS IMPORTANT!

            Please mark, sign and date the enclosed proxy card and
               mail it promptly in the enclosed return envelope.

                           LOUDEYE TECHNOLOGIES, INC.
                             Times Square Building
                            414 Olive Way, Suite 500
                               Seattle, WA 98101

                                PROXY STATEMENT
                                    FOR THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2001

   Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

   The Board set April 3, 2001 as the record date for the meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. There were 41,280,023 shares of common stock outstanding on the record date.

   Voting materials, which include this Proxy Statement, a proxy card and the 2000 Annual Report on Form 10-K, will be mailed to stockholders on or about April 11, 2001.

   In this Proxy Statement:

  .  "We," "us," "our" and the "Company" refer to Loudeye Technologies, Inc.

  .  "Annual Meeting" or "Meeting" means our 2001 Annual Meeting of
     Stockholders

  .  "Board of Directors" or "Board" means our Board of Directors

  .  "SEC" means the Securities and Exchange Commission

   We have summarized below important information with respect to the Annual Meeting.

Time And Place Of The Annual Meeting

   The Annual Meeting is being held on Thursday, May 17, 2001 at 2:00 p.m. local time at The W Hotel Seattle located at 1112 Fourth Avenue, Seattle, WA 98101.

   All stockholders who owned shares of our stock as of April 3, 2001, the record date, may attend the Annual Meeting and vote on the proposals considered at the meeting.

Purpose Of The Proxy Statement And Proxy Card

   You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on April 3, 2001, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

   When you sign the proxy card, you appoint Meena Kang Latta and Bradley A. Berg as your representatives at the meeting. Ms. Latta and Mr. Berg will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting we respectfully request that you complete, sign and return your proxy card in advance of the meeting just in case your plans change.

Proposals To Be Voted On At This Year's Annual Meeting

   You are being asked to vote on:

  .  The election of two directors to serve on our Board of Directors.

  . The ratification of our appointment of Arthur Andersen LLP as our independent accountants for the year ending December 31, 2001.

   The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

 You may vote by mail.

   To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

 You may vote in person at the meeting.

   We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in "street name" and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

 You may change your mind after you have returned your proxy.

   If you change your mind after you return your proxy, you may revoke your proxy at any time before the polls close at the meeting. You may do this by:

  .  signing another proxy with a later date, or

  .  voting in person at the Annual Meeting.

Multiple Proxy Cards

   If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

   Shares are counted as present at the meeting if the stockholder either:

  .  is present and votes in person at the meeting, or

  .  has properly submitted a proxy card.

   A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a "quorum."

Consequences Of Not Returning Your Proxy; Broker Non-Votes

   If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

  .  vote your shares on routine matters, or

  .  leave your shares unvoted.

   Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). The two proposals described in this proxy are routine. If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote."

   Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

   We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect Of Abstentions

   Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

   Assuming a quorum is present, the two nominees receiving the highest number of "yes" votes will be elected as directors. The ratification of the independent accountants will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.

Vote Solicitation; No Use Of Outside Solicitors

   Loudeye Technologies, Inc. is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, other employees or agents may contact you by telephone, by email, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians, fiduciaries and other intermediaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

Voting Procedures

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Mellon Investor Services LLC, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

   The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR ratification of the appointment of Arthur Andersen LLP as our independent accountants for the year ending December 31, 2001, and as the proxy holders deem desirable, for any other matters that may come before the Annual Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

   We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication Of Voting Results

   We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2001, which we will file with the SEC. You can get a copy by contacting our Investor Relations Department at (206) 832-4000 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

   We do not know of any business to be considered at the 2001 Annual Meeting other than the proposals described in this proxy statement. However, because we did not receive notice of any other proposals to be brought before the meeting by the mailing date for this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Meena Kang Latta and Bradley A. Berg to vote on such matters at their discretion.

Proposals For 2002 Annual Meeting

   To have your proposal included in our proxy statement for the 2002 Annual Meeting, you must submit your proposal in writing by December 12, 2001 to Bradley A. Berg, Chief Financial Officer, Times Square Building, 414 Olive Way, Suite 500, Seattle, WA 98101.

   If you submit a proposal for the 2002 Annual Meeting after December 12, 2001, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2002 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

   Proposals of stockholders intended to be considered at the 2002 Annual Meeting of Stockholders but not included in the Company's proxy statement for that meeting must be received by the Company at the above address no earlier than January 17, 2002 and no later than February 16, 2002.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   Our Certificate of Incorporation requires that the Board of Directors is divided into three classes, with staggered three-year terms. The Class I directors, whose terms expire at the Annual Meeting, are John T. Baker IV and Johan C. Liedgren; the Class II directors, whose terms expire at the Company's 2002 Annual Meeting of Stockholders, are Stuart J. Ellman and Anthony J. Bay; and the Class III directors, whose terms expire at the Company's 2003 Annual Meeting of Stockholders, are Martin G. Tobias and Charles P. Waite, Jr. You only elect one class of directors at each annual meeting. The other class continues to serve for the remainder of its three-year term.

   The Class I directors are nominees for re-election at the 2001 Annual Meeting. Each nominee has consented to serve an additional three-year term as a director. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate.

   Director Stuart J. Ellman has informed the Company that he intends to resign as a director on or near the day of the Annual Meeting. Mr. Ellman's term will not expire until the Company's 2002 Annual Meeting. Accordingly, our Certificate of Incorporation and Bylaws provide that the vacancy created by Mr. Ellman's resignation may be filled by a majority vote of the remaining directors then in office.

   Detailed information on each of the Class I nominees is provided below.

Vote Required

   If a quorum is present, the two nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees named. If additional people are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed below are elected. If this happens, the specific nominees to be voted for will be determined by the proxy holders.

Nominees For The Board Of Directors

   The names of the nominees, their ages as of April 11, 2001, and certain other information about them are set forth below:

             Name            Age                    Position
             ----            ---                    --------
   John T. Baker IV.........  41 President, Chief Executive Officer and Director

   Johan C. Liedgren........  35 Director

   John T. Baker IV has served as our President, Chief Executive Officer and a member of the Board of Directors since March 2001. From June 2000 to March 2001, Mr. Baker was Chief Operating Officer of Digital Media Campus Inc., a privately-held investment holding company focused on developing digital media companies. From 1999 to 2000, he was President and Chief Operating Officer of GT Interactive Software, Inc., a software company. From 1995 to 1999, Mr. Baker worked for Activision, Inc., a software game company, serving as Vice President, Operations, Administration and Planning and subsequently as Senior Vice President, Corporate Development. Mr. Baker holds a B.A. from the University of Wisconsin, Madison and an M.B.A. from Harvard Business School.

   Johan C. Liedgren has served as one of our directors since April 1998. Since October 1997, Mr. Liedgren has served as Chief Executive Officer of Honkworm, International, an entertainment studio. From January 1994 to August 1997, he worked for Microsoft Corporation in several positions, most recently as Director of Channel

Policy. Mr. Liedgren serves as a Director of Netsolutions of Sweden, a provider of Internet-based professional services. Mr. Liedgren attended the University of Stockholm in Sweden.

Class II And Class III Directors

   Martin G. Tobias, our founder, has served as Chairman of our Board of Directors since our inception and as our Chief Executive Officer until November 2000. From 1991 to 1997, he worked for Microsoft Corporation in several positions, most recently as Electronic Software Distribution Strategy Manager for the U.S. Channel Policies Group of Microsoft. Mr. Tobias is a director of or advisor to several privately-held companies. Mr. Tobias holds a B.A. from Oregon State University.

   Charles P. Waite, Jr. has served as one of our directors since June 1998. Mr. Waite has served as a General Partner of OVP Partners LP, a venture capital firm, since 1987. Mr. Waite serves as a director of Rosetta Inpharmatics Inc., an informational genomics company, SignalSoft Corp., a wireless services software company, Verity Inc., an Internet portal software company, Watchguard Technologies, Inc., an Internet security company, Seattle Genetics, Inc., a biotechnology company, and several privately-held companies. Mr. Waite holds an A.B. from Kenyon College and an M.B.A. from Harvard Business School.

   Stuart J. Ellman has served as one of our directors since August 1999. Mr. Ellman has served as General Partner of RRE Ventures II LP, a venture capital firm, since co-founding RRE Ventures in 1994. Mr. Ellman serves as a director of Watchguard Technologies, Inc. and several privately-held companies. Mr. Ellman holds a B.A. from Wesleyan University and an M.B.A. from Harvard Business School.

   Anthony J. Bay has served as one of our directors since April 2000. Mr. Bay is a private venture capital investor and advisor to technology companies. From 1994 to 2000, Mr. Bay worked for Microsoft, last serving as Vice President and General Manager of Microsoft's Digital Media Division and a member of Microsoft's executive staff. Mr. Bay holds a B.A. from the University of California at Los Angeles and an M.B.A. from San Jose State University.

   There are no family relationships among any of the directors or executive officers of the Company.

Meetings And Committees Of The Board Of Directors

   During the last fiscal year (the period from December 31, 1999 through December 31, 2000), the Board met eleven times. Each director attended at least 75% of all Board and applicable committee meetings during this time. The Board has a Compensation Committee, an Audit Committee and a Stock Option Committee.

   Charles P. Waite, Jr. and Stuart J. Ellman are the members of the Compensation Committee. The Compensation Committee held five meetings during the last fiscal year. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries and cash incentives and long-term equity incentives and oversees the Stock Option Committee. The Compensation Committee administers our 1998 Stock Option Plan, 2000 Stock Option Plan, 2000 Director Stock Option Plan, 2000 Employee Stock Purchase Plan and 2000 Employee Stock Option Plan.

   Charles P. Waite, Jr., Stuart J. Ellman and Johan C. Liedgren are the members of the Audit Committee. The Audit Committee held one separate meeting, on February 8, 2001, related to fiscal year 2000. Previously, the Audit Committee met and reviewed the quarterly financial statements as a part of the regular quarterly Board meetings. The functions of the Audit Committee are, among others, to recommend the engagement of the independent accountants, to monitor the effectiveness of the audit effort and to monitor our financial and accounting organization and its system of internal accounting controls. See the Audit Committee report included in this Proxy Statement, as well as in the Board-approved Audit Committee Charter, which is attached as Exhibit A to this Proxy Statement.

   John T. Baker IV is the sole member of the Stock Option Committee. The purpose of the Stock Option Committee is to grant options to and administer our option plans with respect to our employees (other than officers) and consultants (other than non-employee directors), subject to certain limitations. The Stock Option Committee administers the option plans within certain parameters set and reviewed at least annually by either the Compensation Committee or the Board. Our Compensation Committee, however, retains all authority to take action and make determinations with respect to our stock option plans.

   The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

Director Compensation

   All non-employee directors participate in the 2000 Director Stock Option Plan. Under the Director Plan, when each non-employee director first becomes a director, they receive non-statutory options to purchase 20,000 shares. At each annual meeting of the Company's stockholders, each non-employee director who will continue serving on the Board following the meeting and who has been a director for at least six months prior to the meeting will receive options to purchase an additional 7,500 shares. In each case, the size of the option grants would be adjusted to reflect any stock splits, stock dividends, combinations or similar transactions. These options are for a ten-year term and become available for purchase in installments of 25% on each anniversary of the date of grant in the case of the initial grants and become fully vested on the first anniversary of the grant date in the case of subsequent grants. The exercise price of the options must be at least 100% of the fair market value of the common stock on the Nasdaq National Market on the date the option was granted. The options may be exercised only (a) while the individual is serving as a director on the Board, (b) within twelve months after termination by death or disability, or (c) within three months after the individual's term as director ends.

   During 2000, Johan C. Liedgren, Charles P. Waite, Jr. and Stuart J. Ellman were re-elected and Anthony J. Bay was elected to the Board and received grants of options to purchase 20,000 shares each. Each of the non-employee directors who will continue serving on the Board following the Annual Meeting will receive an additional grant of options to purchase 7,500 shares as of the date of the Annual Meeting. In addition, Mr. Bay currently receives an annual retainer in connection with his service of $30,000, paid quarterly (but contingent on his attending a specific number of Board meetings), and received cash compensation of $5,833 in connection with his service during fiscal year 2000.

   Mr. Bay also received additional stock option grants in connection with his service during fiscal year 2000 of 40,000 shares on September 19, 2000 and 40,000 shares on November 21, 2000. Both option grants were pursuant to the 2000 Stock Option Plan and for a ten-year term. The September 19, 2000 grant becomes available for purchase in installments of 25% on each anniversary of the date of the grant and the November 21, 2000 grant becomes available for purchase at a rate of 12.5% of the shares at the end of every three month period after the grant date.

   Employee directors receive no additional compensation for serving on the Board of Directors.

Recommendation Of The Board:

                        THE BOARD RECOMMENDS A VOTE FOR
THE ELECTION OF JOHN T. BAKER IV AND JOHAN C. LIEDGREN, THE TWO NOMINEES NAMED
                                    ABOVE.

                                PROPOSAL NO. 2

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Audit Committee has recommended, and the Board has approved, the appointment of Arthur Andersen LLP as our independent accountants for the fiscal year ending 2001. Arthur Andersen LLP has served as our independent accountants since October 1999. In the event that ratification of this selection of accountants is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Board will review its future selection of auditors.

   A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation Of The Board:

 THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR
    ANDERSEN LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING
                              DECEMBER 31, 2001.

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table shows how much common stock is owned by the directors, the Named Executive Officers identified on page 13, all executive officers and directors as a group and owners of more than 5% of our outstanding common stock, as of March 15, 2001. Except as otherwise noted, the address of each person listed in the table is c/o Loudeye Technologies, Inc., Times Square Building, 414 Olive Way, Suite 500, Seattle, WA 98101.

   Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after March 15, 2001. Percentage of beneficial ownership is based on 40,634,615 shares outstanding as of March 15, 2001. For each named person, the percentage ownership includes stock which the person has the right to acquire within 60 days after March 15, 2001. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person.

                                                         Amount and
                                                         Nature of  Percent of
                                                         Beneficial   Common
Name and Address                                         Ownership    Stock
----------------                                         ---------- ----------
OVP Partners, LP(1).....................................  4,388,259    10.8%
 2420 Carillon Point
 Kirkland, WA 98033

Generation Partners(2)..................................  2,224,793     5.5%
 551 Fifth Avenue, Suite 3100
 New York, NY 10176

Martin G. Tobias(3)..................................... 10,001,184    24.6%

Charles P. Waite, Jr.(4)................................  4,393,259    10.8%

Stuart J. Ellman(5).....................................    553,285     1.4%

Johan C. Liedgren(6)....................................     31,250      *

Anthony J. Bay(7).......................................     14,500      *

John T. Baker IV........................................          0      *

David L. Weld, Jr.(8)...................................    648,821     1.6%

Douglas F. Schulze(9)...................................    378,125      *

David C. Bullis(10).....................................    316,562      *

Brent D. Shepherd(11)...................................    253,125      *

Todd A. Hinders(12).....................................     81,630      *

Michael D. McHenry......................................          0      *

All directors and executive officers as a group as of
 March 15, 2001 (14 persons)(13)........................ 16,953,303    40.3%

--------
  * Less than 1%.

 (1) Includes 3,644,754 shares held by Olympic Venture Partners IV LP, 423,862 shares held by Olympic Venture Partners V LP, 272,547 shares held by OVP IV Entrepreneurs Fund LP and 47,096 shares held by OVP V Entrepreneurs Fund LP. Beneficial ownership calculations for OVP Partners, LP are based solely on its publicly-filed Schedule 13G dated February 14, 2001, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2000.

 (2) Consists of 2,151,545 shares held by Generation Capital Partners, LP, 735 shares held by Generation Parallel Management, LP and 72,513 shares held by the State Board of Administration of Florida, all of which such shares were acquired pursuant to the Agreement and Plan of Merger dated as of January 30, 2001 among the Company, Santa Acquisition, Inc. and DiscoverMusic.com, Inc.

 (3) Includes 9,818,691 shares held by Martin G. Tobias directly and through family trusts, 172,797 shares held by Alex Tobias and 9,696 shares held by Martin G. Tobias as custodian for Finn Tobias under the Washington Uniform Transfers to Minors Act.

 (4) Includes 5,000 shares held by Charles P. Waite, Jr. subject to an option to purchase common stock which is currently exercisable and 4,388,258 shares held by OVP Partners, LP. Mr. Waite is one of our directors and is a general partner of OVP Partners, LP. Mr. Waite disclaims beneficial ownership of shares held by OVP Partners, LP, except to the extent of his pecuniary interest in those shares.

 (5) Includes 5,000 shares held by Stuart J. Ellman subject to an option to purchase common stock which is currently exercisable and 548,285 shares held by RRE Ventures, LP. Mr. Ellman is one of our directors and is a general partner of RRE Ventures II, LP and RRE Ventures Fund II, LP and a member of RRE Ventures GP II, LLC. Mr. Ellman disclaims beneficial ownership of shares held by RRE Ventures, LP, except to the extent of his pecuniary interest in those shares.

 (6) Consists of 26,250 shares held by Johan C. Liedgren and 5,000 shares issuable upon exercise of outstanding options within 60 days of March 15, 2001.

 (7) Consists of 2,000 shares held by Anthony J. Bay and 12,500 shares issuable upon exercise of outstanding options within 60 days of March 15, 2001.

 (8) Consists of 481,321 shares held by David L. Weld, Jr. and 167,500 shares issuable upon exercise of outstanding options within 60 days of March 15, 2001.

 (9) Consists of 378,125 shares issuable upon exercise of outstanding options within 60 days of March 15, 2001.

(10) Consists of 316,562 shares held by David C. Bullis.

(11) Consists of 253,125 shares issuable upon exercise of outstanding options within 60 days of March 15, 2001.

(12) Consists of 30,875 shares held by Todd A. Hinders and 50,755 shares issuable upon exercise of outstanding options within 60 days of March 15, 2001. On December 21, 2000, we repurchased 30,730 shares previously held by Mr. Hinders at the original option exercise price related to the shares repurchased.

(13) Consists of 15,478,173 shares held beneficially by our directors and executive officers as a group on March 15, 2001, and 1,475,130 shares issuable upon exercise of outstanding options within 60 days of March 15, 2001.

                                  MANAGEMENT

Executive Officers

   The following table sets forth information with respect to our executive officers as of March 15, 2001:

             Name           Age                              Position
             ----           ---                              --------
   John T. Baker IV........  41 President, Chief Executive Officer and Director

   Bradley A. Berg.........  43 Chief Financial Officer

   Todd A. Hinders.........  30 Vice President of Sales

   Peter Kellogg-Smith.....  40 Vice President and General Manager of Hosted Applications

   Meena Kang Latta........  35 Vice President, Secretary and General Counsel

   Douglas F. Schulze......  41 Vice President of Corporate Development

   Brent D. Shepherd.......  40 Vice President of Consulting Services

   James Van Kerkhove......  51 Vice President of Production

   David L. Weld, Jr. .....  38 Senior Vice President and General Manager of Digital Media Services

Executive Officers

   John T. Baker IV has served as our President, Chief Executive Officer and a member of the Board of Directors since March 2001. From June 2000 to March 2001, Mr. Baker was chief operating officer of Digital Media Campus Inc., a privately-held investment holding company focused on developing digital media companies. From 1999 to 2000, he was President and Chief Operating Officer of GT Interactive Software, Inc., a software company in New York, New York and Burbank, California. From 1995 to 1999, Mr. Baker worked for Activision, Inc., a software game company, serving as Vice President, Operations, Administration and Planning and subsequently as Senior Vice President, Corporate Development. Mr. Baker holds a B.A. from the University of Wisconsin, Madison and an M.B.A. from Harvard Business School.

   Bradley A. Berg has served as our Chief Financial Officer since October 2000. From December 1994 to September 2000, he was Executive Vice President and Chief Financial Officer of Redhook Ale Brewery, Inc., a company engaged in the manufacturing and sale of specialty beer. From February 1994 to December 1994, Mr. Berg was Vice President and Chief Financial Officer of Holly Residential Properties, Inc., a company owning and operating multi-family residential properties. From November 1989 to February 1994, he served as Vice President and Controller of Burlington Resources Inc., a natural resources holding company. Prior to joining Burlington Resources Inc., Mr. Berg was a partner with the certified public accounting firm of Coopers & Lybrand. Mr. Berg holds a B.A. from the University of Northern Iowa.

   Todd A. Hinders has served as our Vice President of Sales since December 2000. From December 1998 to December 2000, Mr. Hinders served as our Director of Sales. Prior to that, he served as a sales manager at the Company. From 1996 to 1998, Mr. Hinders worked at NeTpower Inc., a hardware manufacturing company, in product marketing and business development. Mr. Hinders holds a B.S. from the University of the Pacific.

   Peter Kellogg-Smith has served as our Vice President and General Manager of Hosted Applications since March 2001, and our Vice President of Marketing since August 2000. From 1998 to August 2000, he served as Director of Product Marketing at Adobe Systems Incorporated, a software company. From 1995 to 1998, he held the position of Director of Product Marketing at Asymetrix Learning Systems, Inc. (now called Click2Learn.com, Inc.), a software company. He holds a B.A. from the University of California at Santa Cruz.

   Meena Kang Latta has served as our Vice President, Secretary and General Counsel since July 2000. From 1999 to July 2000, Ms. Latta was Corporate Counsel for Primus Knowledge Solutions, Inc., a software company, where she was responsible for all legal aspects of the company. From 1998 to 1999, she was a Senior Associate at Graham & James/Riddell Williams LLP in the firm's corporate finance practice group. From 1997 to 1998, she served as Corporate Counsel for MEMC Electronic Materials, a silicon wafer manufacturer. From 1995 to 1997, she was an Associate in the St. Louis law firm of Husch & Eppenberger, LLC. From 1990 to 1995, she was an Associate in the Chicago law firm of Keck, Mahin & Cate. Ms. Latta holds a B.A. from Cornell University and a J.D. from Cornell University Law School.

   Douglas F. Schulze has served as our Vice President of Corporate Development since October 2000. From October 1999 to October 2000, Mr. Schulze served as our Vice President of Marketing. From December 1998 to October 1999, he served as General Manager of the Intel e-Commerce division of iCat Corporation. From March 1998 to December 1998, he served as iCat Corporation's Senior Vice President of Sales and Marketing, and from August 1996 to March 1998, he served as iCat's Vice President of Business Development. From 1993 to August 1996, Mr. Schulze served as Vice President of Marketing for Excalibur Technologies Corporation, a software company. Mr. Schulze holds a B.A. from California Polytechnic State University, Pomona.

   Brent D. Shepherd has served as our Vice President of Consulting Services since July 1999. From 1997 to July 1999, he worked for Mosaix, Inc., a customer relationship management software company, in several positions, most recently as Vice President of Enterprise Customer Management Consulting. From 1994 to 1996, Mr. Shepherd worked at Digital Systems International in several positions, most recently as Director of the Strategic Business Consulting Team. Mr. Shepherd holds a B.A. from the University of Montana.

   James L. Van Kerkhove has served as our Vice President of Production since November 1999. From February 1999 to November 1999, he served as Vice President of the Assembly Products Group of Johnson Matthey Electronics, Inc., a manufacturing company, and from July 1998 to January 1999, he served as Vice President of Manufacturing of Johnson Matthey Electronics. From 1990 to April 1998, Mr. Van Kerkhove worked for Mitsubishi Silicon America Corporation, a manufacturing company, in several positions, most recently as Executive Vice President of Operations. Mr. Van Kerkhove holds a B.S. from Cornell University and an M.B.A. from Rochester Institute of Technology.

   David L. Weld, Jr. has served as Senior Vice President and General Manager of Digital Media Services since March 2001. Prior to that, Mr. Weld served as our Senior Vice President of Product Development from December 1999 to March 2001. From March 1998 to December 1999, Mr. Weld served as President and Chief Executive Officer of Alive.com, Inc., a media application software company, which we acquired in December 1999. From January 1997 to November 1997, Mr. Weld served as President of the Information Applications Division of Verity, Inc., a knowledge management software company. From April 1996 to January 1997, Mr. Weld served as chief executive officer of Cognisoft, a knowledge management software company, which was acquired by Verity in 1997. From 1991 to April 1996, Mr. Weld worked for Microsoft in several positions, including as a group manager on Windows NT and most recently as group manager of the Microsoft Network. Mr. Weld holds both an A.B. and an M.B.A. from Dartmouth College.

                      COMPENSATION OF EXECUTIVE OFFICERS

   The following table shows the compensation earned by (a) the persons who served as our Chief Executive Officer during the fiscal year that ended December 31, 2000, (b) the four other most highly compensated individuals who served as an executive officer during the fiscal year ended December 31, 2000,
(c) Michael D. McHenry for the fiscal year ended December 31, 2000, who no longer served as an executive officer at the end of the last fiscal year (collectively with the persons in (a) and (b) above, the "Named Executive Officers") and (d) Martin G. Tobias and Michael D. McHenry for the preceding fiscal year.

Summary Compensation Table

                                    Annual Compensation     Long-Term Compensation
                                --------------------------- -----------------------
                                                            Securities
                                               Other Annual Underlying  All Other
    Name & Principal     Fiscal Salary  Bonus  Compensation  Options   Compensation
        Position          Year  ($)(1)  ($)(2)     ($)        (#)(3)       ($)
    ----------------     ------ ------- ------ ------------ ---------- ------------
Martin G. Tobias(4).....  2000  150,000 29,375       --          --      155,636
 Chairman and Chief       1999  129,167 35,000       --          --          --
 Executive Officer

David C. Bullis(5)......  2000  148,253 29,375       --          --          --
 President and Chief
 Executive Officer

Todd A. Hinders(6)......  2000   94,083    --    208,602     106,000         --
 Vice President of Sales

Douglas F. Schulze......  2000  147,500 49,375       --      125,000         --
 Vice President of
 Corporate Development

Brent D. Shepherd.......  2000  130,000 53,714       --      125,000         --
 Vice President of
 Consulting Services

David L. Weld, Jr.......  2000  148,333 24,351       --      245,000         --
 Senior Vice President
 and General Manager of
 Digital Media Services

Michael D. McHenry(7)...  2000   76,273 10,956    31,988         --       68,734
 Vice President of Sales  1999  103,333 75,000       --      350,000         --

--------
(1) Includes amounts deferred under our 401(k) plan.

(2) Includes bonuses earned in the indicated year and paid in the subsequent year. Excludes bonuses paid in the indicated year but earned in the preceding year.

(3) No stock appreciation rights were granted to the Named Executive Officers.

(4) Mr. Tobias resigned as Chief Executive Officer in November 2000, and as a part of his change in responsibilities he received a lump-sum payment of $155,636 that is included as All Other Compensation. Mr. Tobias continues as Chairman of our Board.

(5) Mr. Bullis became President and Chief Executive Officer in November 2000 and resigned from these positions in March 2001. He previously served as President and Chief Operating Officer.

(6) Mr. Hinders became Vice President of Sales in December 2000. Prior to that promotion, he served as Director of Sales and his 2000 Other Annual Compensation included sales commissions and a $7,200 auto allowance.

(7) Mr. McHenry resigned as Vice President of Sales in July 2000 and received a sales commission of $31,988 included in his 2000 Other Annual Compensation and a lump-sum separation payment of $68,734 that is included as All Other Compensation.

Employment Contracts

   In connection with the hiring of John T. Baker IV as our President and Chief Executive Officer in March 2001, we entered into a letter agreement with Mr. Baker. Pursuant to that agreement, Mr. Baker's options vest over a four year period at a rate of 18.75% of the shares subject to the option nine months after Mr. Baker's start date, with the remaining options to purchase shares vesting in equal installments at the end of each quarter thereafter. Either party reserved the right to terminate Mr. Baker's employment with or without cause. The letter agreement additionally provided for 50% accelerated vesting of Mr. Baker's remaining options if he is terminated without cause and not related to a change of control and if Mr. Baker is terminated for any reason other than for cause, he is entitled to receive continuation of his base salary and reimbursement for insurance benefits for twelve months.

   In connection with the hiring of David C. Bullis as our President and Chief Operating Officer in July 1999, we entered into a letter agreement with Mr. Bullis. Mr. Bullis' options vest over a four year period at a rate of 18.75% of the number of shares subject to the option nine months after the date of grant, with the remaining options to purchase shares vesting in equal installments at the end of each quarter thereafter. Either party reserved the right to terminate Mr. Bullis' employment with or without cause. In connection with his appointment as Chief Executive Officer in November 2000, we entered into an agreement with Mr. Bullis under which we accelerated the vesting of options to purchase shares of company common stock held by him and, subsequently, we made a lump-sum payment of $101,969 to Mr. Bullis upon his resignation in March 2001.

   In connection with the appointment of Todd A. Hinders as our Vice President of sales in December 2000, we entered into a letter agreement with Mr. Hinders. Pursuant to that agreement, Mr. Hinders' options are granted in two tranches with each tranche vesting at a rate of 12.5% of the number of shares subject to the option in equal installments each three-month anniversary of the grant date of November 21, 2000. If we experience a change of control during Mr. Hinders period of employment, the vesting will accelerate with respect to 50% of these options. If Mr. Hinders is subsequently terminated without cause within twelve months of a change in control, the vesting will accelerate with respect to 100% of these options. Mr. Hinders' employment is for no specified length of time, and either party has the right to terminate Mr. Hinders' employment at any time.

   In connection with the hiring of Douglas F. Schulze as our Vice President of Marketing in October 1999, we entered into a letter agreement with Mr. Schulze. Pursuant to that agreement, Mr. Schulze's options vest over a four year period at a rate of 18.75% of the total number of shares subject to the option nine months after the date of grant, with the remaining options to purchase shares vesting in equal installments at the end of each quarter thereafter. In addition, Mr. Schulze's options are eligible for immediate early exercise subject to a right of repurchase in favor of the Company that lapses in accordance with the option vesting schedule. Mr. Schulze's employment is for no specified length of time, and either party has the right to terminate Mr. Schulze's employment at any time with or without cause. There was no material change in our agreement with Mr. Schulze in connection with Mr. Schulze's appointment as Vice President of Corporate Development.

   In connection with the hiring of Brent D. Shepherd, as our Vice President of Consulting Services in June 1999, we entered into a letter agreement with Mr. Shepherd. Pursuant to that agreement, Mr. Shepherd's options vest over a four year period at a rate of 18.75% of the total number of shares subject to the option nine months after the date of grant, with the remaining options to purchase shares vesting in equal installments at the end of each quarter thereafter. In addition, Mr. Shepherd's options are eligible for immediate early exercise subject to a right of repurchase in favor of the Company that lapses in accordance with the option vesting schedule. Mr. Shepherd's employment is for no specified length of time, and either party has the right to terminate Mr. Shepherd's employment at any time with or without cause.

   In connection with the hiring of David Weld as our Senior Vice President of Product Development in December 1999, we entered into a letter agreement with Mr. Weld. Pursuant to that agreement, Mr. Weld's options generally vest over a four year and three month period at a rate of 12.5% of the total number of shares subject to the option nine months after the date of grant, with the remaining options to purchase shares vesting in equal installments at the end of each quarter thereafter. In addition, Mr. Weld's options are eligible for immediate early exercise subject to a right of repurchase in favor of the Company that lapses in accordance with the option vesting schedule. Mr. Weld is treated as an executive officer in the event of a change in control of Loudeye. Mr. Weld's employment is for no specified length of time, and either party has the right to terminate Mr. Weld's employment at any time with or without cause.

   In addition, we have a severance arrangement with each of our officers which provides that if an officer is terminated without cause, he or she will receive the then-current base salary and benefits for three months, for six months in the case of our executive officers and twelve months in the case of our current CEO.

   The Board adopted a resolution making uniform the change-of-control clauses under the Company's 1998 and 2000 Option Plans for options granted to certain of our officers, including the following Named Executive Officers: David C. Bullis, Douglas F. Schulze, Brent D. Shepherd, and David L. Weld, Jr. The resolution provides that, in connection with certain mergers or acquisitions, vesting of 25% of the total number of outstanding officer options under the plans will accelerate, and 100% of the officer's outstanding options will vest if the officer is terminated within twelve months of the change of control. However, if the merger or acquisition occurs within the first two years of the officer's employment, the percentage of the outstanding options that would be vested upon consummation of the merger or acquisition will be at least 50%.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table provides information with respect to stock options granted to the Named Executive Officers during the last fiscal year. As required by SEC rules, the table also sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                                   Individual Grants(1)
                         ------------------------------------------
                                       Percent
                                      of Total
                                       Options
                                       Granted                      Potential Realizable Value
                          Number of      to                         at Assumed Annual Rates of
                         Securities   Employees Exercise             Stock Price Appreciation
                         Underlying   in Fiscal of Base                 For Option Term(2)
                           Options      Year     Price   Expiration --------------------------
Name                     Granted (#)   (%)(3)    ($/sh)     Date    0% ($)  5% ($)   10% ($)
----                     -----------  --------- -------- ---------- ------ -------- ----------
Todd A. Hinders.........     6,000(4)    0.1%    $9.00     2/23/10    --   $ 33,960 $   86,062
                           100,000(5)    2.3      3.00    11/20/10    --    188,668    478,123

Douglas F. Schulze......   125,000(5)    2.9      3.00    11/20/10    --    235,835    597,653

Brent D. Shepherd.......   125,000(5)    2.9      3.00    11/20/10    --    235,835    597,653

David L. Weld, Jr.......    80,000(6)    1.9      9.00     2/23/10    --    452,804  1,147,495
                           165,000(5)    3.9      3.00    11/20/10    --    311,303    788,903

David C. Bullis.........       --         --       --         --      --        --         --

Michael D. McHenry......       --         --       --         --      --        --         --

Martin G. Tobias........       --         --       --         --      --        --         --

--------
(1) No stock appreciation rights (SARs) were granted to the Named Executive Officers in the last fiscal year. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment. In the event of certain change-in-control transactions, vesting of options held by Mr. Schulze, Mr. Shepherd and Mr. Weld under our 1998 Stock Option Plan shall accelerate 100% if any of them are terminated within twelve months of a change in control. Vesting of options held by Mr. Hinders and Mr. Weld under our 2000 Stock Option Plan shall accelerate 25% upon a change in control. Additionally, vesting of options held by Mr. Hinders under our 2000 Employee Stock Option Plan shall accelerate 50% upon a change in control.

(2) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionees' continued employment throughout the vesting period. These are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.

(3) The Company granted stock options representing 4,267,847 shares to employees in the last fiscal year.

(4) Denotes stock option grants that vest at a rate of 5.55% of the total number of options granted every quarter until fully vested (pro-rated for any periods less than a full calendar quarter).

(5) Denotes stock option grants that vest at a rate of 12.5% of the total number of options granted every quarter until fully vested two years after the date of grant.

(6) Denotes a stock option grant that vests at a rate of 16.65% of the total number of options granted after nine months and ratably thereafter at a rate of 5.55% of the total number of options granted every quarter until fully vested.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table provides certain information with respect to stock options exercised by the Named Executive Officers during the last fiscal year that ended December 31, 2000. The table also provides the number of shares covered by stock options as of the end of the fiscal year and the value of "in-the-money" stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year.

                                                                                           Value of Unexercised
                                                            Number of Unexercised        In-the-Money Options at
                                                        Options at Fiscal Year End (#)     Fiscal Year End ($)
                         Shares Acquired    Value       ------------------------------ ----------------------------
Name                     on Exercise (#) Realized ($)    Exercisable/Unexercisable(1)  Exercisable/Unexercisable(2)
----                     --------------- ------------   ------------------------------ ----------------------------
Todd A. Hinders.........      54,995(3)   $ 487,974(4)         25,755 / 100,000               20,065 /   --

Douglas F. Schulze......         --             --            350,000 / 125,000              275,625 /   --

Brent D. Shepherd.......         --             --            225,000 / 125,000              177,188 /   --

David L. Weld, Jr.......         --             --            130,000 / 165,000                  --  /   --

David C. Bullis ........         --             --                --  /    --                    --  /   --

Michael D. McHenry .....     104,688      1,476,721(5)            --  /    --                    --  /   --

Martin G. Tobias .......         --             --                --  /    --                    --  /   --

--------
(1)  No stock appreciation rights (SARs) were outstanding during fiscal 2000.

(2) Based on the $1.1875 per share closing price of our common stock on the Nasdaq Stock Market as of December 31, 2000, less the exercise price of the options.

(3) Of the 54,995 shares exercised by Mr. Hinders in 2000, 30,730 shares were repurchased by us on December 21, 2000, at the original option exercise price related to those shares.

(4) Value realized is calculated based on the closing price of our common stock as reported on the estimated market value on the date of exercise ($9.00 on January 16, 2000) minus the exercise price of the option ($.06 for 35,620 shares and $.25 for 19,375 shares) and does not necessarily indicate that the optionee sold such stock.

(5) Value realized is calculated based on the closing price of our common stock as reported on the Nasdaq Stock Market on the date of exercise ($16.50 on June 5, 2000 and $4.50 on October 6, 2000) minus the exercise price of the option ($.06 for 81,250 shares exercised on June 5, 2000, $.06 for 20,313 shares exercised on October 6, 2000 and $.25 for 3,125 shares exercised on June 5, 2000) and does not necessarily indicate that the optionee sold such stock.

  Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the Company's executive officers during the fiscal year that ended December 31, 2000. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under our 1998 and 2000 Stock Option Plan, 2000 Employee Stock Option Plan, 2000 Director Stock Option Plan and 2000 Employee Stock Purchase Plan and oversees the Stock Option Committee. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

   Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon Company performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash, part of which is tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and the balance of which is tied to individual performance and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

   The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

   The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

   Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals for revenue growth. Goals are established at the beginning of each year. Annual bonus payments under the incentive plan are generally computed as a percentage of the executive's base salary, with the actual percentages being a function of the extent to which goals were achieved as well as other significant accomplishments.

Long-Term Incentive Compensation

   We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under the plans by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual's position, his or her performance and responsibilities, competitive employment opportunities and internal comparability considerations. Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (typically the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four year, six month period, contingent upon the executive officer's continued employment with us. Since fair market value stock options can only produce value to an executive if the price of the Company's stock increases above the exercise price, option grants provide a direct link between executive compensation and the Company's stock price performance. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company.

Compensation Of The Chief Executive Officer

   Martin G. Tobias served as our Chairman and Chief Executive Officer during 2000. His base salary for fiscal 2000 was $150,000. He also earned $29,375 of his maximum potential cash-based incentive award of $50,000 based on satisfying all his management objectives established for or during fiscal year 2000 (such as managing the Company through its successful initial public offering and achieving significant revenue growth for the Company), as well as the Company's performance during the same time period. Effective November 2000, Mr. Tobias relinquished his Chief Executive Officer title and was no longer an employee of the Company, although he remains as Chairman of our Board. Mr. Tobias received a termination payment totaling $155,536 in January 2001.

   David C. Bullis served as our President and Chief Executive Officer from November 2000 until March 2001. Prior to November 2000, he served as our President and Chief Operating Officer. His base salary for fiscal 2000 was $148,253. He also earned $29,375 of his maximum potential cash-based incentive award of $50,000 based on satisfying all his management objectives established for or during fiscal year 2000 (such as managing the Company's entry into important content license agreements to support its digital media service offerings and achieving significant revenue growth for the Company), as well as the Company's performance during the same time period.

   The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were also applied in establishing the amount of Mr. Tobias' and Mr. Bullis' compensation. Mr. Tobias is the Company's largest stockholder and Mr. Bullis also owned a significant amount of Company common stock and, therefore, they did not receive any stock options during 2000. The vesting of Mr. Bullis' shares was accelerated so that 100% were vested as of November 2000. Significant factors in establishing Chief Executive Officer compensation were compensation levels at similarly situated companies and assigned responsibilities.

Deductibility Of Executive Compensation

   The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the committee believes that options granted to such officers will meet the requirements for qualifying as performance-based, the committee believes that
Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the compensation committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                                          Compensation Committee:

                                          Charles P. Waite
                                          Stuart J. Ellman

Compensation Committee Interlocks And Insider Participation

   The Compensation Committee of the Board of Directors currently consists of Charles P. Waite, Jr. and Stuart J. Ellman. No member of the committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the Loudeye Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors originally in March 2000, which was amended in February 2001 and is included in this proxy statement as Appendix A. The members of the Audit Committee are Charles P. Waite, Jr., Chairman, Stuart J. Ellman and Johan C. Liedgren. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules.

   The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company's independent accountants. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

   The Audit Committee held one separate meeting, on February 8, 2001, related to the fiscal year 2000. Previously, the Audit Committee met and reviewed the quarterly financial statements as a part of the regular Board meetings. The separate meeting was designed to facilitate and encourage communication between the Audit Committee, management and our independent accountants, Arthur Andersen LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2000 with management and the independent accountants.

   The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

   The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, Arthur Andersen LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Arthur Andersen LLP, and with the Company, the issue of independence from Loudeye.

   Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          The Audit Committee of the Board of
                                           Directors of Loudeye:

                                          Charles P. Waite, Jr., Chairman
                                          Stuart J. Ellman
                                          Johan C. Liedgren

           FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

   During the fiscal year ended December 31, 2000, Arthur Andersen LLP, our independent auditor and principal accountant, billed the fees set forth below. The Audit Committee of the Board of Directors has considered whether the non-audit services provided by Arthur Andersen LLP are compatible with maintaining its independence. Arthur Andersen LLP did not provide any services related to financial information systems design and implementation during 2000.

       Audit Fees (including quarterly reviews)....................... $ 92,000
       All Other Fees................................................. $133,104

                         TRANSACTIONS WITH MANAGEMENT

   In August 2000, Martin G. Tobias, our former Chief Executive Officer and current Chairman of our Board, and his spouse Alex Tobias entered into a loan agreement with City National Bank ("CNB") to borrow a principal amount of $3,000,000 secured by, among other things, a pledge of at least 3,052,632 shares of the Company's common stock owned by Mr. Tobias and a deed of trust on certain real estate (the "Real Estate") purchased with the proceeds of the loan. In order to provide additional security on the CNB loan, in January 2001, the Company agreed to provide CNB a letter of credit in the amount of $2,500,000 to secure payment of the then outstanding balance of $2,500,000. CNB concurrently released all of the other collateral related to the loan. In connection with providing the letter of credit, Mr. and Mrs. Tobias agreed to reimburse the Company for all expenses and obligations related to the letter of credit (the "Reimbursement Agreement"). Performance under the Reimbursement Agreement is secured by a pledge of 4,383,123 shares of the Company's common stock owned by Mr. Tobias and a deed of trust on the Real Estate. The Real Estate had an appraisal value of $1,950,000 as of August 23, 2000, according to the real property appraisal firm Strickland, Heischman & Moss, Inc. of Tacoma, Washington.

   Mr. Tobias is the landlord on the Company's 3406 East Union Street, Seattle, Washington lease and the owner of that property. The Company leases 6,000 square feet under that lease that expires on September 1, 2003 with an annual rental expense of approximately $120,000.

                            STOCK PERFORMANCE GRAPH

Comparative Performance Graph

   Set forth below is a graph comparing the cumulative total return to shareholders on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and an index comprised of other publicly-traded digital media technology companies (the "Peer Group") for the period beginning on March 15, 2000, the date of our initial public offering and based upon the price to the public in our initial public offering of $16.00 per share, and ending on December 31, 2000.

                     Comparison Of Cumulative Total Return
                 Among Loudeye Technologies, Inc. Common Stock,
           Nasdaq Stock Market (U.S.) Index And Our Peer Group Index

                                                            NASDAQ                         Peer
                                                         Stock Market                     Group
           Date              Loudeye                     (U.S.) Index                     Index
            ------------------------------------------------------------------------------------
         03/15/00            100.00                         100.00                        100.00
         12/31/00              7.42                          52.49                          5.84


   Our Peer Group is comprised of five publicly-traded digital media technology companies. As required, the returns of each of the component companies in the Peer Group return are calculated and weighted according to their respective market capitalization as of March 15, 2000 prior to trading on that date. The Peer Group is composed of: Sonic Foundry, Inc. (Nasdaq: SOFO); Liquid Audio, Inc. (Nasdaq: LQID); Preview Systems, Inc. (Nasdaq: PRVW); InterTrust Technologies Corp. (Nasdaq: ITRU); and MP3.com, Inc. (Nasdaq: MPPP).

Section 16 Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, "Reporting Persons") to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during its fiscal year ended December 31, 2000, all Reporting Persons complied with all applicable filing requirements, with the following exceptions: (a) Mr. Tobias inadvertently filed a Form 4 report that underreported certain sales of common stock made by his spouse and timely filed a Form 5 for those sales, (b) Mr. Tobias inadvertently failed to report two gift transfers to family trusts that occurred within six months prior to the first required Form 4 and (c) Mr. Bay inadvertently filed a Form 4 late with respect to a family transfer.

Other Matters

   The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

   It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Meena Kang Latta

                                          Meena Kang Latta
                                          Secretary and General Counsel

Seattle, Washington
April 11, 2001

                                  APPENDIX A

                            AUDIT COMMITTEE CHARTER

I. PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other pertinent financial information provided by the Company to the Securities and Exchange Commission (the "SEC") or the public; the Company's systems of internal controls established by management and the Board; and, the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

  . Review and appraise the audit efforts and independence of the Company's external auditors.

  . Facilitate open communication among the independent auditors, financial and senior management and the Board of Directors.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION OF AUDIT COMMITTEE

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee or prevent the Director from qualifying as an "Independent Director" under applicable Nasdaq listing requirements. To the extent that the Company is contractually required, or it is deemed in the best interests of the Company and its shareholders, there may be one "non-independent", non-employee Board member appointed to the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, including the ability to read and understand fundamental financial statements. At least one member of the Audit Committee shall have employment-related accounting / financial management expertise.

   The members of the Audit Committee shall be elected by the Board and will serve until they resign or the Board duly elects a successor.

III. MEETINGS

   The Audit Committee shall meet to review the financial affairs of the Company at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall review the Company's quarterly financial statements with management and the independent auditors. The Audit Committee shall meet with management and the independent auditors upon the completion of the annual audit to review the results of the auditor's examination and any related matters. As part of its role to foster open communication, the Audit Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that either of those parties believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

  Documents/Reports Review

  . Review and update this Charter periodically, at least annually, as conditions dictate.

  . Review the organization's annual financial statements and any reports or other financial information submitted to the SEC, or to the public, including any certification, report, opinion, or review rendered by the independent auditors.

  . Review and approve an Audit Committee Report to be included in the Annual Proxy Statement and recommend to the Board that they approve the filing of the Form 10-K.

  . Review internal reports to management related to any significant internal control matter and appraise the action taken by management to address any such matter.

  . Review with financial management and the independent auditors the quarterly results of operations prior to the release of such information to the public and the filing of such information with the SEC.

  Independent Auditors

  . Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness. Review the fees and other compensation paid to the independent auditors' firm. Annually, review with the independent auditors their formal written statement delineating all relationships between them and the Company, and discuss all significant relationships they have with the Company in order to assess their independence.

  . Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

  . Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

  . Confirm with the independent auditors their ultimate accountability to the Audit Committee and the Board of Directors, as representatives of the Company's shareholders, and that the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, if appropriate, to replace the auditors.

  Financial Reporting Processes

  . In consultation with the independent auditors and management, review the integrity of the Company's financial reporting processes, both internal and external.

  . Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  . Consider and approve, if appropriate, significant changes to the Company's accounting principles and practices as suggested by the independent auditors or management.

  Process Improvement

  . Establish regular and separate systems of reporting to the Audit Committee by both management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

  . Following completion of the annual audit, review separately with both management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

   . Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

   . Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

  Other

   . Review, as necessary, with the Company's counsel, any legal matter that could have a material impact on the Company's financial statements.

   . Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

PROXY

              THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS
                     OF LOUDEYE TECHNOLOGIES, INC. FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2001

     The undersigned stockholder of Loudeye Technologies, Inc., a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statements, each dated April 11, 2001 and hereby appoints Bradley A. Berg and Meena Kang Latta or either of them, proxies and attorneys-in-fact, with full power to each substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Loudeye Technologies, Inc. to be held on Thursday, May 17, 2001 at 2 p.m., local time, at The W Hotel Seattle, 1112 Fourth Avenue, Seattle, Washington 98101 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

             (PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY)

                           . FOLD AND DETACH HERE .

                                                             Please mark
                                                             your votes as  [X]
                                                             indicated in
                                                             this example.


                             FOR all nominees      WITHHOLD authority to
                           listed below (except    vote for all nominees
                              as indicated).          listed below.
1. Election of Directors:           [ ]                    [ ]

Nominees: John T. Baker IV
          Johan C. Liedgren

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.


                                                 FOR      AGAINST    ABSTAIN
2. PROPOSAL TO RATIFY THE APPOINTMENT OF         [ ]        [ ]        [ ]
   ARTHUR ANDERSEN LLP AS THE INDEPENDENT
   PUBLIC ACCOUNTANTS OF THE COMPANY FOR
   THE FISCAL YEAR ENDING DECEMBER 31, 2001:


          and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.


          THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.


Signature ___________________ Signature __________________ Dated _________, 2001
(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                           . FOLD AND DETACH HERE .